Exhibit 99.1

BroadWebAsia, Inc.

Consolidated Financial Statements

(Stated in US dollars)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

BroadWebAsia, Inc.

We have audited the accompanying consolidated balance sheets of BroadWebAsia, Inc. (the “Company”) and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of loss and comprehensive loss, stockholders’ deficit and cash flows for the year ended December 31, 2006 and for the period from November 22, 2005 (date of inception) to December 31, 2005.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the year ended December 31, 2006 and for the period from November 22, 2005 (date of inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 3 to the financial statements, the Company has an accumulated deficit as of December 31, 2006 and 2005.  This factor, among others, raises substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PKF

Certified Public Accountants

Hong Kong, China

November 5, 2007

BroadWebAsia, Inc.

Consolidated Balance Sheets

(Stated in US Dollars)

	As of December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$164,683	$-
Other receivables, prepayments and
deposits - Note 7	28,078	-
Notes receivable - Note 8	556,600	-

Total current assets	749,361	-
Intangible assets, net - Note 9	30,311	-
Property, plant and equipment, net - Note 10	25,628	-
Investment in an unconsolidated affiliate - Note 3	-	225,718
Goodwill - Note 3	280,145	-

TOTAL ASSETS	$1,085,445	$225,718

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

LIABILITIES
Current liabilities
Other payables and accrued expenses
- Note 11	$36,150	$-
Amounts due to stockholders - Note 12	1,203,910	251,602
Amounts due to related companies - Note 12	442,041	32,327

TOTAL LIABILITIES	1,682,101	283,929

COMMITMENTS AND CONTINGENCIES
- Note 13

MINORITY INTERESTS - Note 3	4,852	-

STOCKHOLDERS’ (DEFICIT)
Common stock: par value $0.00004 per share
Authorized 2,500,000,000,000 shares in 2006
and 2005; issued and outstanding 11,150,000
shares in 2006 and 7,500,000 shares in 2005	446	300
Accumulated other comprehensive income (loss)	1,934	(40)
Accumulated deficit	(603,888)	(58,471)

TOTAL STOCKHOLDERS’ (DEFICIT)	(601,508)	(58,211)

TOTAL LIABILITIES AND STOCKHOLDERS’
(DEFICIT)	$1,085,445	$225,718

See Notes to Consolidated Financial Statements

BroadWebAsia, Inc.

Consolidated Statements of Loss and Comprehensive Loss

(Stated in US Dollars)

		Period
		November 22,
		2005 (inception)
	Year ended	through
	December 31,	December 31,
	2006	2005

Net revenues	$491	$-
Costs of revenue	(25)	-

Gross profit	466	-

Expenses
Administrative expenses	591,936	34,229
Selling expenses	13,354	-

Total expenses	605,290	34,229

Operating loss	(604,824)	(34,229)
Non-operating income (expense)
Interest income	1,313	-
Equity in net loss of an unconsolidated
affiliate - Note 3	(28,103)	(24,242)

Loss before minority interests share of loss	(631,614)	(58,471)
Minority interests share of loss - Note 5	86,197	-

Net loss	$(545,417)	$(58,471)

Other comprehensive income (loss)
Foreign currency translation adjustments	$1,974	$(40)

Total comprehensive loss	$(543,443)	$(58,511)

Loss per share: basic and diluted - Note 6	$(0.05)	$(0.01)

Weighted average number of shares
outstanding:
basic and diluted	11,150,000	7,500,000

See Notes to Consolidated Financial Statements

BroadWebAsia, Inc.

Consolidated Statements of Cash Flows

(Stated in US Dollars)

		Period
		November 22,
		2005 (inception)
	Year ended	through
	December 31,	December 31,
	2006	2005
Cash flows from operating activities
Net loss	$(545,417)	$(58,471)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	2,110	-
Amortization of intangible assets	4,378	-
Equity in net loss of an unconsolidated affiliate	28,103	24,242
Minority interests	(86,197)	-
Changes in operating assets and liabilities:
Other receivables, prepayments and deposits	(24,241)	-
Other payables and accrued expenses	29,771	-
Amounts due to related companies	409,676	32,327

Net cash flows used in operating activities	(181,817)	(1,902)

Cash flows from investing activities
Payments to acquire property, plant and equipment	(17,869)	-
Payments to acquire BBMAO, INC.	(125,000)	(250,000)
Cash acquired on the acquisition of BBMAO, INC.	91,245	-
Increase in notes receivable	(556,600)	-

Net cash flows used in investing activities	(608,224)	(250,000)

Cash flows from financing activities
Advances from stockholders	952,454	251,902

Net cash flows provided by financing activities	952,454	251,902

Effect of foreign currency translation on cash
and cash equivalents	2,270	-

Net increase in cash and cash equivalents	164,683	-

Cash and cash equivalents - beginning of period	-	-

Cash and cash equivalents - end of period	$164,683	$-

Supplemental disclosures for cash flow information:
Non-cash financing activity:
Issuance of 3,650,000 shares in 2006 and 7,500,000
shares in 2005 of BWA’s common stock settled via
current accounts	$146	$300

See Notes to Consolidated Financial Statements

BroadWebAsia, Inc.

Consolidated Statements of Stockholders’ Deficit

(Stated in US Dollars)

			Accumulated
			other
	Common stock		comprehensive	Accumulated
	No. of shares	Amount	Income (loss)	deficit	Total

Issuance of shares	7,500,000	$300	$-	$-	$300
Net loss	-	-	-	(58,471)	(58,471)
Foreign currency translation adjustments	-	-	(40)	-	(40)

Balance, December 31, 2005	7,500,000	300	(40)	(58,471)	(58,211)
Issuance of shares	3,650,000	146	-	-	146
Net loss	-	-	-	(545,417)	(545,417)
Foreign currency translation adjustments	-	-	1,974	-	1,974

Balance, December 31, 2006	11,150,000	$446	$1,934	$(603,888)	$(601,508)

See Notes to Consolidated Financial Statements

1.

Corporate information

BroadWebAsia, Inc. (“BWA”, or the Company) was incorporated in the British Virgin Islands (the “BVI”) on November 22, 2005.  The Company’s authorized capital is $100,000,000 divided into 100,000,000 shares of par value $1 per share.  On February 26, 2007, the authorized capital of the Company was further split into 2,500,000,000,000 shares of par value $0.00004 per share.  On December 31, 2006, the shareholdings of the Company were as follows: 84.2% by Bradley David Greenspan and 15.8% by Daniel Yeh.

BBMAO, INC. (“BBMAO”), which is the Company’s subsidiary, was incorporated in the BVI on August 8, 2005.  On August 19, 2005, a Contribution Agreement was signed between Accumo Pte. Ltd. (“Accumo”) and Palisades Technologies, Inc. (“Palisades”).  Under the agreement, Accumo contributed BBMAO an Internet domain name and “Accumo Classifier” license in exchange for 464,286 shares of BBMAO; Palisades contributed $125,000 in cash in exchange for 125,000 shares of the BBMAO.  On October 31, 2005, Palisades contributed an additional $125,000 in exchange for 125,000 shares of BBMAO in accordance with the Contribution Agreement.  On December 31, 2005, the shareholdings of BBMAO by Accumo and Palisades were 65% and 35%, respectively.

On May 1, 2006, a Variation Agreement, which is supplemental to the Contribution Agreement, was signed between Palisades, Accumo, LIK International Investment Ltd. (“LIK”) and BBMAO.  Two options were included in the Variation Agreement with details as follows:

a.

First Option

At any time within nine months of May 1, 2006, Palisades will have the option to purchase an additional 125,000 newly issued ordinary shares from BBMAO at a par value of $1 per share and to purchase 170,536 ordinary shares from Accumo, or from LIK if at that time LIK already acquired the ownership of the BBMAO shares from Accumo, for a purchase price $125,000, so as to increase Palisades equity interest in BBMAO to 65%.

b.

Second Option

In the event Palisades exercises the option set forth in the First Option, Palisades will have an additional option, exercisable at any time within twelve months of May 1, 2006, to purchase an additional 400,000 newly issued ordinary shares from BBMAO for an aggregate purchase price of $400,000 and 107,857 ordinary shares from Accumo, or from LIK if at that time LIK already acquired the ownership of the BBMAO shares from Accumo, for an aggregate purchase price of $250,000, so as to increase Palisades equity interest in BBMAO to 85%.

On May 16, 2006, Accumo transferred all ownership of BBMAO to LIK.  On May 17, 2006, pursuant to the terms and conditions on the Variation Agreement, Palisades exercised the First Option and further contributed $125,000 to BBMAO in exchange for 125,000 shares, and $125,000 to LIK in exchange for 170,536 shares.  On August 16, 2006, BWA purchased all 545,536 ordinary shares of BBMAO from Palisades at consideration of $1.  After the completion of these equity purchase transactions, BBMAO became a 65% owned subsidiary of the Company.  On December 31, 2006, the 839,286 fully-paid issued shares of BBMAO were held as follows: 293,750 shares by LIK and 545,536 shares by BWA, representing 35% and 65% of the entire issued common stock of BBMAO, respectively.  More details and accounting treatment on the further investment in BBMAO are set forth in Note 3.

The Second Option was not exercised on April 30, 2007 and has since expired.

Currently the Company has three subsidiaries with details as follows:

1.

Corporate information (Cont’d)

Name of company	Place / date of incorporation or establishment	The Company’s effective ownership interest	Common stock / registered capital
BBMAO	BVI / August 8, 2005	65% directly held by the Company	Common stock Authorized: 2,000,000 shares of $1each Paid-up: 839,286 shares of $1 each
Accumo HK Limited (“Accumo HK”)	Hong Kong (“HK”) / August 23, 2005	65% indirectly held through BBMAO	Ordinary shares Authorized: 1,000,000 shares of HK$1 each Paid-up: 500,000 shares of HK$1 each
BBMao Network Technology Company Ltd. (“BBMao BJ”)	The People’s Republic of China (“PRC”) / January 27, 2006	65% indirectly held through Accumo HK	Registered capital of RMB1,000,000 fully paid up

On November 14, 2006, the Company entered into a Joint Venture Agreement with Lin Yi Yinguang Fusi Network Digital Technology Co., Ltd. (“Lin Yi Yinguang”), a domestic enterprise established in the PRC.  In accordance with the Joint Venture Agreement, BWA and Lin Yi Yinguang shall jointly invest $1.2 million to establish a Sino-foreign equity jointly venture, Shandong Yinguang Network Technology Co., Ltd. (“Shandong Yinguang”), whereas each party shall contribute $0.6 million or 50% of the total investment.  Shandong Yinguang is principally engaged in developing network software and cartoon, designing and making network advertisement, building website and providing information about e-business and talent information service.  As of December 31, 2006, none of the parties had contributed any registered capital.

2.

Description of business

The Company is a holding company whose primary business operations are conducted through its variable interest entity (“VIE”) in the PRC, BBMao BJ.  The Company, together with its VIE, is principally engaged in providing a cross-promotional Chinese on-line network of video and other entertainment, social networking and search engine. Through the digital advertising agencies in the PRC, the Company provides digital marketing technology and services to its customers.  The Company is the exclusive provider of advertising services for the BroadWebAsia Network.

3.

Summary of significant accounting policies

Principles of consolidation and basis of preparation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

All significant inter-company balances and transactions have been eliminated in consolidation.  The results of subsidiaries acquired or disposed of during the years are included in the consolidated statement of loss and comprehensive loss from the effective date of acquisition or up to the effective date of disposal.

(i)

On August 16, 2006, the Company acquired 65% equity interest in BBMAO from Palisades, a commonly controlled entity, at consideration of $1.  In substance, the Company had invested in BBMAO through Palisades indirectly since BBMAO was incorporated.  The Company, for convenience, designated as the date of acquisition the end of an accounting period (April 30, 2006), which approximated the date the business combination was initiated (the effective date of the First Option, May 1, 2006) and consummated (the exercise date of the First Option, May 17, 2006), provided that there were no significant events or transactions which would affect the valuation of BBMAO between April 30, 2006 and May 17, 2006.  At the transfer of equity interest between the commonly controlled entities Palisades and BWA on August 16, 2006, in accordance with SFAS No. 141, “Business Combinations”, the transferee shall initially recognize the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.  Accordingly, the investment in BBMAO was initially recognized at cost and subsequently accounted for under the equity method of accounting, under which the attributable share (that is 35%) of BBMAO’s net loss is recognized in the period in which it is incurred by BBMAO from the date of incorporation till April 30, 2006.  On May 1, 2006, the Company is deemed to obtain control over BBMAO and the results of operations and the financial position of BBMAO have been consolidated since then.

3.

Summary of significant accounting policies (Cont’d)

Principles of consolidation and basis of preparation (cont’d)

(i)

The financial position of BBMAO as of April 30, 2006 is as follows:

		Fair value
		adjustment
	Carrying	pursuant to	Fair market
	amount	SFAS 141	value

Cash and cash equivalents	$91,245		$91,245
Other receivables, prepayments and deposits	3,711		3,711
Property, plant and equipment, net	9,421		9,421
Intangible assets - Internet domain name	7,962	$26,490	34,452
Other payables and accrued expenses	(5,614)		(5,614)

Net assets	$106,725		$133,215

30% equity interest acquired			$130,486
Goodwill			119,514

Cash consideration			$250,000

As of December 31, 2006, the consolidated balance sheet includes goodwill identified upon the acquisition of 30% equity interest in BBMAO amounting to $119,514 which represents the excess of the cash consideration of $250,000 over the attributable share of fair value of acquired identifiable net assets of BBMAO of $130,486 at the time of acquisition on April 30, 2006, and the acquisition of 35% equity interest in BBMAO amounting to $160,631 at the time of investment in an unconsolidated affiliate, with an aggregate balance of $280,145.

3.

Summary of significant accounting policies (Cont’d)

The following unaudited pro forma financial information presents the combined results of operating of the Company with the operations of BBMAO for the year ended December 31, 2006, as if the acquisition had occurred as of the beginning of fiscal year 2006:

(Unaudited)

Revenue	$491
Net loss	$(680,578)
Loss per share: basic and diluted	$(0.06)
Weighted average number of shares outstanding: basic and diluted	11,150,000

This unaudited pro forma financial information is presented for informational purposes only.  The unaudited pro forma financial information may not necessarily reflect the future results of operations or the results of operations would have been had the Company owned and operated this business as of the beginning of the period presented.

Principles of consolidation and basis of preparation (cont’d)

(ii)

In addition, the Company evaluates its relationships with other entities to identify whether they are VIEs as defined by FASB Interpretation No. 46 (R), “Consolidation of Variable Interest Entities” (“FIN 46R”) and to assess whether it is the primary beneficiary of such entities.  If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with FIN 46R.

To comply with the PRC laws and regulations, the Company provides substantially all its network and marketing services in the PRC via its VIE, BBMao BJ, a PRC company controlled through business agreement.  BBMao BJ is principally engaged in providing a cross-promotional Chinese on-line network of video and other entertainment, social networking, search engine, digital marketing technology and services with the registered capital of RMB1 million.  BBMao BJ is owned equally by Zhang Xiaozhi and Dong Xiaohong, respectively.  Both of them are independent PRC citizens, who are entrusted to hold their equity interests on behalf of Accumo HK, which is the Company’s subsidiary.  The capital for BBMao BJ is funded by Accumo HK and are recorded as interest-free loans to these PRC citizens.  These loans were eliminated with the capital of the VIE during consolidation.  Under various contractual agreements, these entrusted shareholders of the VIE are required to transfer their ownership in this VIE to the Company when permitted by the PRC laws and regulations or to designees of the Company at any time for the amount of loans outstanding.  All voting rights of the VIE are assigned to the Company and the Company has the right to appoint all directors and senior management personnel of the VIE.  As of December 31, 2006, the total amount of interest-free loans to these entrusted shareholders was $128,200 and the aggregate accumulated losses of the VIE was $131,996, which have been included in the consolidated financial statements.

Continuance of operations

These consolidated financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business.  As of December 31, 2006, the Company had cash and cash equivalents of $164,683, working (deficit) of $(932,740), stockholders’ (deficit) of $(601,508) and accumulated (deficit) of $(603,888) respectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

3.

Summary of significant accounting policies (Cont’d)

Management plans on the continuation of the Company as a going concern include financing the Company’s existing and future operations through issuance of common stock and/or advances from the stockholders and seeking for profitable business opportunities.  However, the Company has no assurance with respect to these plans.  The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed.  Pursuant to the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets”, goodwill is not amortized and is subjected to an annual impairment test which occurs in the fourth quarter of each fiscal year.

Goodwill will be written down only when and if impairment is identified and measured, based on future events and conditions.

Minority interests

Minority interests resulted from the consolidation of 65% owned subsidiary, BBMAO, where the Company has control over its operations.

Investment in an unconsolidated affiliate

Prior to April 30, 2006, the Company accounts for the 35% investment in BBMAO (an investment in which the Company exercises significant influence but does not control) using the equity method of accounting for investments, under which the share of net loss of BBMAO is recognized in the period in which it is incurred by BBMAO.  As of December 31, 2005, the investment in unconsolidated affiliate of $225,718 represents the attributable share of the underlying net assets of BBMAO.

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of deferred income taxes and the estimation on useful lives of property, plant and equipment and intangible assets.  Actual results could differ from those estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents.  As of December 31, 2006, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in HK, which management believes are of high credit quality.

3.

Summary of significant accounting policies (Cont’d)

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less to be cash equivalents.  As of December 31, 2006, substantially all the cash and cash equivalents were denominated in US dollars and were placed with banks in HK.  The remaining insignificant balance of cash and cash equivalents were denominated in Renminbi (“RMB”) and HK dollars.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on straight-line basis over their estimated useful lives.  The principal depreciation rates are as follows:

	Annual rate	Residual value

Office equipment	20%	5%

Maintenance or repairs are charged to expense as incurred.  Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Intangible assets

Intangible assets are stated in the balance sheet at cost less accumulated amortization.  The costs of the intangible assets are amortized on a straight-line basis over their estimated useful lives.  The amortization period for the Internet domain name is 5.5 years.

Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with SFAS No. 144 and Accounting Principles Board (“APB”) Opinion 18, Equity Method of Accounting for Investments in Common Stock, respectively.  The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  The Company recognizes impairment of long-lived assets and investment in an affiliate in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets.  During the reporting periods, the Company has not identified any indicators that would require testing for impairment.

Advertising, transportation, research and development costs

Advertising, transportation, research and development costs are charged to expense as incurred.

Advertising expenses amounting to $5,163 and $nil for the year / period ended December 31, 2006 and 2005, respectively, are included in selling expenses in the consolidated statements of loss.

There were no transportation and research and development costs incurred for the year / period ended December 31, 2006 and 2005, respectively.

Stock-based compensation

During the reporting periods, the Company did not make any stock-based compensation payments.

3.

Summary of significant accounting policies (Cont’d)

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Comprehensive income (loss)

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Components of comprehensive loss include net loss and foreign currency translation adjustments.

Foreign currency translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies.  The Company maintains its financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Foreign currency translation (cont’d)

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States (“US”) dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.  The exchange rates in effect at December 31, 2006 and 2005 were RMB1 for $0.1282 and $0.1240 respectively.  The average exchange rates for the year / period ended December 31, 2006 and 2005 were RMB1 for $0.1256 and $0.1238 respectively.  There are no significant fluctuations in the exchange rates for the conversion of RMB to US dollars after the balance sheet date.

Basic and diluted earnings per share

The Company reports basic and diluted earnings per share in accordance with SFAS No. 128, “Earnings Per Share”.  Basic earnings per share is computed using the weighted average number of shares outstanding during the periods presented.  Diluted earnings per share is computed by dividing net income by the sum of the weighted average number of ordinary shares outstanding and dilutive potential ordinary shares during the period.  The weighted average number of shares of the Company represents the common stock outstanding during the reporting periods.

3.

Summary of significant accounting policies (Cont’d)

Commitments and contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and / or remediation can be reasonably estimated.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, other receivables, prepayments and deposits, other payables and accrued expenses and amounts due to stockholders and related companies approximate their fair values due to the short-term maturity of such instruments.  The carrying amounts of notes receivable approximate their fair values because the applicable interest rates approximate current market rates.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

Revenue recognition

The Company's revenues are derived primarily from the on-line network and other entertainment, social networking and digital marketing technology and services.  The Company recognizes revenue only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectibility of the resulting receivable is reasonably assured.  The Company assesses whether an amount due from a customer is fixed or determinable based on the terms of the agreement with the customer, including, but are not limited to, the payment terms associated with the transaction.

Recently issued accounting pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments: and amendment of FASB Statements No. 133 and 140”.  SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis.  SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140.  SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006.  Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year.  The Company has not applied early adoption and is currently evaluating the effect of SFAS No. 155 on its consolidated financial statements.

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes”.  This interpretation requires that the entity recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  The provisions of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The Company is currently evaluating the effect of FIN 48 on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement”.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year.  The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively.  The Company has not applied early adoption and is currently evaluating the effect of SFAS No. 157 on its consolidated financial statements.

3.

Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements.  In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures.  SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006.  The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.  The Company considers that SAB No. 108 has no material impact on its consolidated financial statements.

In December 2006, the FASB issued Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangement”.  The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies” and FASB Interpretation No. 14, Reasonable Estimation of the Amount of a Loss.  This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006.  The Company is currently evaluating the effect of this FSP on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”.  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008.  The Company is currently evaluating the effect of SFAS 159 on its consolidated financial statements.

4.

Income taxes

BVI

BWA and BBMAO were incorporated in the BVI and, under the current laws of the BVI, are not subject to income taxes.

HK

Accumo HK is subject to profits tax rate of 17.5% on the estimated assessable profits during the reporting periods.  No provision for profits tax has been made as Accumo HK had no taxable income throughout the period.

PRC

Enterprise income tax (“EIT”) to BBMao BJ in the PRC is charged at 33% of taxable income, of which 30% is for national tax and 3% is for local tax.  No provision for EIT has been made as BBMao BJ had no taxable income throughout the period.

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain.  There can be no assurance that changes in the PRC tax laws or their interpretation or their application will not subject this PRC entity to substantial PRC taxes in the future.

The effective income tax expenses differs from the PRC statutory income tax rate of 33% from continuing operations in the PRC as follows:

		Period
		November 22,
		2005 (inception)
	Year ended	through
	December 31,	December 31,
	2006	2005

Provision for income taxes at PRC
statutory income tax rate	$(208,433)	$(19,295)
Non-deductible items for tax	183,695	19,295
Change in valuation allowances	24,738	-

	$-	$-

Deferred tax assets as of December 31, 2006 and 2005 are composed of the following:

	As of December 31,
	2006	2005

Operating losses available for future periods	$(24,738)	$-
Valuation allowance	24,738	-

Deferred tax assets	$-	$-

As of December 31, 2006, the Company had net operating loss carried forward amounted to $74,964 in the PRC which, if not utilized, will expire during 2011.

5.

Minority interests

Minority interests on the consolidated statement of loss and comprehensive loss of $86,197 for the year ended December 31, 2006 represents the minority shareholders’ proportionate share of the net loss of BBMAO.

6.

Loss per share

During the reporting periods, the Company had no dilutive instruments.  Accordingly, the basic and diluted earnings per share are the same.

7.

Other receivables, prepayments and deposits

	As of December 31,
	2006	2005

Rental deposit	$15,090	$-
Prepayment	4,588	-
Other receivable	8,400	-

	$28,078	$-

8.

Notes receivable

	As of December 31,
	2006	2005

Interest accrued at 7.75% per annum - (a)	$300,000	$-
Interest accrued at 8.25% per annum
receivable on demand on or after
December 15, 2006 - (b)	256,600	-

	$556,600	$-

(a)

The entire outstanding principal balance and all unpaid accrued interest will become fully due and receivable immediately after the issuer receives at least $3,000,000 from one or more investors.  If the issuer fails to receive $3,000,000 from one or more investors within twelve months after November 10, 2006, the outstanding principal amount under this note will be automatically converted to the issuer’s ordinary shares at a per-share price based on a $7,649,034 pre-money valuation of the issuer.

Pursuant to the terms and conditions stated on the convertible note, in the event that the financing transaction (the “Financing Transaction”) contemplated under that certain term sheet entered into by the issuer and BWA on November 9, 2006 is closed, any outstanding principal under this note shall be cancelled and the outstanding principal under this note shall be credited to BWA as a portion of the purchase price for Series A shares of the issuer to be issued to BWA.  As of December 31, 2006, the Financing Transaction had not yet been initiated.

(b)

The entire outstanding principal balance and all unpaid accrued interest will become fully due and receivable upon written demand by BWA on or after December 15, 2006, with interest accruing at 8.25% per annum.

Pursuant to the terms and conditions stated on the convertible note, BWA may convert any outstanding principal and accrued interest into shares of the issuer’s preferred equity securities which are sold by the issuer to investors in its next round of preferred equity financing (the “Preferred Equity Financing”) resulting in gross proceeds to the issuer of at least $3,000,000.  As of December 31, 2006, the Preferred Equity Financing had not yet been initiated.

9.

Intangible assets, net

	As of December 31,
	2006	2005
Costs:
Internet domain name	$36,822	$-
Accumulated amortization	(6,511)	-

Net	$30,311	$-

During the year / period ended December 31, 2006 and 2005 amortization charge was $4,378 and $nil, respectively.

The estimated aggregate amortization expenses for Internet domain name for the four succeeding years is as follows:

Year

2007	$7,578
2008	7,578
2009	7,578
2010	7,577

$30,311

10.

Property, plant and equipment, net

	As of December 31,
	2006	2005
Costs:
Office equipment	$28,425	$-
Accumulated depreciation	(2,797)	-

Net	$25,628	$-

There was no pledged property, plant and equipment as of December 31, 2006.

For the year / period ended December 31, 2006 and 2005, depreciation expense amounted to $2,110 and $nil, respectively, and was included in administrative expenses in the consolidated statements of loss.

11.

Other payables and accrued expenses

	As of December 31,
	2006	2005

Other tax payables	$293	$-
Salaries payable	5,766	-
Staff welfare payable - (a)	30,091	-

	$36,150	$-

(a)

Staff welfare payable represents accrued pensions, unemployment and medical insurances, and staff housing fund.  All of which are third party insurance with insurance premiums based on specific percentage of salaries.  The obligations of the Company are limited to those premiums contributed by the Company.

12.

Amounts to stockholders / related companies

The Company’s stockholder and director, Bradley David Greenspan, is the common director of the related companies.  These amounts are interest-free, unsecured and repayable on demand.

13.

Commitments and contingencies

a.

Capital commitment

On December 5, 2006, the Company signed a conditional Equity Acquisition Agreement for purchase of certain the internet domain name, www.tycygame.com, for $400,000. This potential transaction is subject to closing conditions which are not final.

As of December 31, 2006, the Company had a capital commitment amounting to $600,000 in respect of the investment in a Sino-foreign equity jointly venture, Shandong Yinguang, which was contracted for but not provided in the financial statements.

b.

Operating lease arrangement

As of December 31, 2006, the Company had two non-cancelable operating leases for its offices.  The leases will expire between 2007 and 2009.  Minimum future commitments under these agreements payable as of December 31, 2006 are as follows:

Year ending December 31
2007	$47,898
2008	46,768
2009	35,075

$129,741

Rental expenses relating to the operating leases were $30,508 and $nil for the year / period ended December 31, 2006 and 2005, respectively.

14.

Statutory reserve

Under the PRC regulations, BBMao BJ is required to appropriate at least 10% of its after-tax net profits each year, if any, to fund the statutory reserve until the balance of the reserve reaches 50% of its registered capital.  The statutory reserve is not distributable in the form of cash dividends to the Company’s stockholders and can be used to make up cumulative prior year losses.

15.

State pension contribution plan

The Company and its qualified employees are each required to make contributions to the plan at the rates specified in the plan organized by the PRC municipal and provincial governments which covers pensions, unemployment and medical insurances, and staff housing fund.  The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years.  The defined contribution plan contributions were charged to the consolidated statements of loss.  The Company contributed $15,471 and $nil for the year / period ended December 31, 2006 and 2005, respectively.

16.

Subsequent events

On March 20, 2007, the Company set up a subsidiary, BWA (Shanghai) Co., Ltd., which is a wholly owned foreign enterprise, in PRC.  The registered capital is $140,000.

Subsequent to period end, working capital advances were made in connection with the contemplated transactions noted in Notes 8 and 13, above, at similar terms and conditions.  These working capital advances were extended to two potential acquiree businesses, in the total amounts of $1,070,000 and $853,000, at interest rates ranging from 7.50% to 8.25%, with various maturity dates.  An additional working capital advance was extended to another potential acquiree in the amount of $200,000 carrying no interest charges.  Such loans are secured by pledges of equity interests in the potential acquirees and other forms of security and some have various conversion features contingent upon close of contemplated Preferred Financing noted above in Note 8 and other contingent events.

All existing notes receivable and other various forms of financing extended as noted above in Note 8 which are at or after the respective maturity date(s) have not been revised, nor have the warrants noted above been exercised, the related pledges have not been acted upon and conversions have not occurred.   The Company will consider further action as to whether it will exercise the various conversion rights simultaneous with the contemplated Preferred Financing noted above.

On October 30, 2007, certain term sheets related to proposed acquisitions noted in Note 8 above were extended to November 30, 2007.

In September, 2007, the Company entered into a senior secured borrowing agreement, whereby the Company borrowed $750,000 from a third party.